Fourth Quarter 2024 Earnings Conference Call Bill Rogers – Chairman & CEO Mike Maguire – CFO April 17, 2025 First Quarter 2025 Earnings Conference Call Bill Rog rs - Chairman & CEO Mike Maguire - CFO April 17, 2025

2 From time to time we have made, and in the future will make, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements can be identified by the fact that they do not relate strictly to historical or current facts. Forward-looking statements often use words such as “believe,” “expect,” “anticipate,” “intend,” “pursue,” “seek,” “continue,” “estimate,” “project,” “outlook,” “forecast,” “potential,” “target,” “objective,” “trend,” “plan,” “goal,” “initiative,” “priorities,” or other words of comparable meaning or future-tense or conditional verbs such as “may,” “will,” “should,” “would,” or “could.” Forward-looking statements convey our expectations, intentions, or forecasts about future events, circumstances, or results. In particular, forward looking statements include statements we make about: (i) Truist’s ability to weather potential economic weakness and continue capitalizing on opportunities for its shareholders and to navigate the current environment and continue to drive improved performance, (ii) Truist’s ability to execute on strategic growth initiatives; (iii) Truist’s ability to drive positive operating leverage through revenue growth and expense discipline, (iv) Truist’s ability to invest in talent, technology, and risk infrastructure; (v) Truist’s ability to maintain expense, credit, and risk discipline; (vi) Truist’s ability to return capital to shareholders in future periods; (vii) estimates of earning asset growth and fixed asset repricing; (viii) Truist’s future capital levels and their ability to fund growth and capital returns; (ix) guidance with respect to financial performance metrics in future periods, including future levels of adjusted revenue, adjusted expenses, operating leverage, and net charge-off ratio; (x) Truist’s effective tax rate in future periods; and (xi) projections of preferred stock dividends and share repurchases. This presentation, including any information incorporated by reference in this presentation, contains forward-looking statements. We also may make forward-looking statements in other documents that are filed or furnished with the SEC. In addition, we may make forward-looking statements orally or in writing to investors, analysts, members of the media, and others. All forward- looking statements, by their nature, are subject to assumptions, risks, and uncertainties, which may change over time and many of which are beyond our control. You should not rely on any forward-looking statement as a prediction or guarantee about the future. Actual future objectives, strategies, plans, prospects, performance, conditions, and results may differ materially from those set forth in any forward-looking statement. While no list of assumptions, risks, and uncertainties could be complete, some of the factors that may cause actual results or other future events or circumstances to differ from those in forward-looking statements include: • evolving political, geopolitical, business, social, economic, and market conditions at local, regional, national, and international levels; • monetary, fiscal, and trade laws or policies, including tariffs or responses to rates of inflation above target levels; • the legal, regulatory, and supervisory environment, including changes in financial-services legislation, regulation, policies, or government officials or other personnel; • our ability to address heightened scrutiny and expectations from supervisory or other governmental authorities and to timely and credibly remediate related concerns or deficiencies; • judicial, regulatory, and administrative inquiries, examinations, investigations, proceedings, disputes, or rulings that create uncertainty for or are adverse to us or the financial-services industry; • the outcomes of judicial, regulatory, and administrative inquiries, examinations, investigations, proceedings, disputes, or rulings to which we are or may be subject (either directly or indirectly through our ownership interests in other entities) and our ability to absorb and address any damages or other remedies that are sought or awarded and any collateral consequences; • evolving accounting standards and policies; • the adequacy of our corporate governance, risk-management framework, compliance programs, and internal controls over financial reporting, including our ability to control lapses or deficiencies in financial reporting, to make appropriate estimates, or to effectively mitigate or manage operational risk; • any instability or breakdown in the financial system, including as a result of the actual or perceived soundness of another financial institution or another participant in the financial system; • disruptions and shifts in investor sentiment or behavior in the securities, capital, or other financial markets, including financial or systemic shocks and volatility or changes in market liquidity, interest or currency rates, or valuations; • our ability to cost-effectively fund our businesses and operations, including by accessing long- and short-term funding and liquidity and by retaining and growing client deposits; • changes in any of our credit ratings; • our ability to manage any unexpected outflows of uninsured deposits and avoid selling investment securities or other assets at an unfavorable time or at a loss; • negative market perceptions of our investment portfolio or its value; • adverse publicity or other reputational harm to us, our service providers, or our senior officers; • business and consumer sentiment, preferences, or behavior, including spending, borrowing, or saving by businesses or households; • our ability to execute on strategic and operational plans, including accelerating growth, improving profitability, investing in talent, technology, and risk infrastructure, maintaining expense, credit, and risk discipline, and returning capital to shareholders; • changes in our corporate and business strategies, the composition of our assets, or the way in which we fund those assets; • our ability to successfully make and integrate acquisitions and to effect divestitures; • our ability to develop, maintain, and market our products or services or to absorb unanticipated costs or liabilities associated with those products or services; • our ability to innovate, to anticipate the needs of current or future clients, to successfully compete, to increase or hold market share in changing competitive environments, or to deal with pricing or other competitive pressures; • our ability to maintain secure and functional financial, accounting, technology, data processing, or other operating systems or infrastructure, including those that safeguard personal and other sensitive information; • our ability to appropriately underwrite loans that we originate or purchase and to otherwise manage credit risk; • our ability to satisfactorily and profitably perform loan servicing and similar obligations; • the credit, liquidity, or other financial condition of our clients, counterparties, service providers, or competitors; • our ability to effectively deal with economic, business, or market slowdowns or disruptions; • the efficacy of our methods or models in assessing business strategies or opportunities or in valuing, measuring, estimating, monitoring, or managing positions or risk; • our ability to keep pace with changes in technology that affect us or our clients, counterparties, service providers, or competitors or to maintain rights or interests in associated intellectual property; • our ability to attract, hire, and retain key teammates and to engage in adequate succession planning; • the performance and availability of third-party service providers on whom we rely in delivering products and services to our clients and otherwise in conducting our business and operations; • our ability to detect, prevent, mitigate, and otherwise manage the risk of fraud or misconduct by internal or external parties; • our ability to manage and mitigate physical-security and cybersecurity risks, including denial-of-service attacks, hacking, phishing, social-engineering attacks, malware intrusion, data-corruption attempts, system breaches, identity theft, ransomware attacks, environmental conditions, and intentional acts of destruction; • natural or other disasters, calamities, and conflicts, including terrorist events, cyber-warfare, and pandemics; • widespread outages of operational, communication, and other systems; • our ability to maintain appropriate corporate responsibility practices, oversight, and disclosures; • policies and other actions of governments to manage and mitigate climate and related environmental risks, and the effects of climate change or the transition to a lower-carbon economy on our business, operations, and reputation; and • other assumptions, risks, or uncertainties described in the Risk Factors (Item 1A), Management’s Discussion and Analysis of Financial Condition and Results of Operations (Item 7), or the Notes to the Consolidated Financial Statements (Item 8) in our Annual Report on Form 10-K or described in any of the Company’s subsequent quarterly or current reports. Any forward-looking statement made by us or on our behalf speaks only as of the date that it was made. We do not undertake to update any forward-looking statement to reflect the impact of events, circumstances, or results that arise after the date that the statement was made, except as required by applicable securities laws. You, however, should consult further disclosures (including disclosures of a forward-looking nature) that we may make in any subsequent Annual Report on Form 10-K, Quarterly Report on Form 10-Q, or Current Report on Form 8-K. Forward-Looking Statements

3 Non-GAAP Information This presentation contains financial information and performance measures determined by methods other than in accordance with accounting principles generally accepted in the United States of America ("GAAP"). Truist’s management uses these “non-GAAP” measures in their analysis of Truist’s performance and the efficiency of its operations. Management believes these non-GAAP measures are useful to investors because they provide a greater understanding of ongoing operations, enhance comparability of results with prior periods and demonstrate the effects of significant items in the current period. Truist believes a meaningful analysis of its financial performance requires an understanding of the factors underlying that performance. These disclosures should not be viewed as a substitute for financial measures determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. Below is a listing of the types of non-GAAP measures used in this presentation: Adjusted Net income Available to Common Shareholders and Adjusted Diluted Earnings Per Share - Adjusted net income available to common shareholders and adjusted diluted earnings per share are non-GAAP in that these measures exclude selected items, net of tax. Truist’s management uses these measures in their analysis of Truist’s performance. Truist’s management believes these measures provide a greater understanding of ongoing operations and enhance comparability of results with prior periods, as well as demonstrate the effects of significant gains and charges. Adjusted Efficiency Ratio, Adjusted Fee Income, and Related Measures - The adjusted efficiency ratio is non-GAAP in that it excludes securities gains and losses, amortization of intangible assets, restructuring charges, and other selected items. Adjusted revenue and adjusted noninterest expense are related measures used to calculate the adjusted efficiency ratio. Additionally, the adjusted fee income ratio is non-GAAP in that it excludes securities gains and losses and other selected items, and is calculated using adjusted revenue and adjusted noninterest income. Adjusted revenue and adjusted noninterest income exclude securities gains and losses and other selected items. Adjusted noninterest expense excludes restructuring charges, and other selected items. Truist’s management calculated these measures based on Truist’s continuing operations. Truist’s management uses these measures in their analysis of Truist’s performance. Truist’s management believes these measures provide a greater understanding of ongoing operations and enhance comparability of results with prior periods, as well as demonstrate the effects of significant gains and charges. Pre-Provision Net Revenue (PPNR) - Pre-provision net revenue is a non-GAAP measure that adjusts net income determined in accordance with GAAP to exclude the impact of the provision for credit losses and provision for income taxes. Adjusted pre-provision net revenue is a non-GAAP measure that additionally excludes securities gains (losses), restructuring charges, and other selected items. Truist’s management calculated these measures based on Truist’s continuing operations. Truist’s management believes these measures provide a greater understanding of ongoing operations and enhance comparability of results with prior periods. Tangible Common Equity and Related Measures - Tangible common equity and related measures, including ROTCE and TBVPS, are non-GAAP measures that exclude the impact of intangible assets, net of deferred taxes, and their related amortization. These measures are useful for evaluating the performance of a business consistently, whether acquired or developed internally. Truist’s management uses these measures to assess profitability, returns relative to balance sheet risk, and shareholder value. A copy of this presentation is available on the Truist Investor Relations website, ir.truist.com.

4 Purpose Inspire and build better lives and communities Mission Clients Provide distinctive, secure, and successful client experiences through touch and technology. Teammates Create an inclusive and energizing environment that empowers teammates to learn, grow, and have meaningful careers. Stakeholders Optimize long-term value for stakeholders through safe, sound, and ethical practices. Values Trustworthy We serve with integrity. Caring Everyone and every moment matters. One Team Together, we can accomplish anything. Success When our clients win, we all win. Happiness Positive energy changes lives.

5 – Grew average loans and deposits on a linked-quarter basis – Maintained expense discipline and focus on improving profitability – Delivered strong asset quality metrics – Repurchased $500 million of common stock, targeting up to $750 million in 2Q25 dependent upon market conditions and other factors – Maintained strong capital and liquidity position – Well positioned for a wide array of economic environments 1Q25 key takeaways Reported solid 1Q25 results By the numbers – Executing on strategic growth initiatives – Driving positive operating leverage through revenue growth and expense discipline – Investing in talent, technology, and risk infrastructure – Maintaining credit and risk discipline – Returning capital to shareholders Focused on accelerating performance in 2025 Adjusted metrics exclude selected items; see appendix for non-GAAP reconciliations Current quarter regulatory capital information is preliminary $1.2 billion Net income available to common shareholders $0.87 Diluted EPS 59.3% Efficiency ratio +1.1% Linked-quarter average loans +0.6% Linked-quarter average deposits 56.4% Adjusted efficiency ratio 1.58% ALLL 11.3% CET1 ratio

6 – Increased consumer loan production $3.7 billion, or 47% year-over- year with favorable mix of new production driving higher spreads than existing portfolio spreads – Delivering on our Premier Banking strategy with deposit and lending production per banker up 23% and 46% year-over-year – Deepened client relationships through financial planning as financial plans per Premier banker delivered to clients increased 14% linked- quarter and 15% year-over-year – Added more than 39k net new checking accounts during 1Q25, up 45k linked-quarter and 11k year-over-year Business segment update Consumer & Small Business Banking – Increased average wholesale loans by $2.3 billion, or 1.3% linked quarter driven primarily by greater production with new and existing clients – Integrated Commercial and Corporate Banking under a new leader; significant hiring to support talent buildout to capture more of the middle market – Implemented new digital interface for Truist Wealth clients – Continued Payments momentum: double-digit growth rate in treasury management revenue year-over-year; meaningful improvement in client satisfaction scores; launched new real-time payments capabilities Wholesale Banking

7 76 80 83 85 83 1Q24 2Q24 3Q24 4Q24 1Q25 33% 34% 37% 39% 40% 1Q24 2Q24 3Q24 4Q24 1Q25 28 32 34 36 35 1Q24 2Q24 3Q24 4Q24 1Q25 Digital share of new-to-bank clients Mobile app users1 Digital transactions2 Zelle transactions (in millions) 4.8 4.9 5.0 5.1 5.2 1Q24 2Q24 3Q24 4Q24 1Q25 (in millions) Elevating the digital client journey Driving digital growth – Experience enhancements and performance marketing drove 13% year-over-year growth in digital account sales – New-to-bank clients acquired through digital channel sales grew 23% year-over-year, contributing 40% of total new-to-bank clients in 1Q25 Delivering on client demand – Digital funded loan amounts grew 31% year-over-year, with Gen Z loan growth at 47% +700 bps +6% +10% +24% Empowering clients efficiently – Digital clients increased 5% year-over-year and surpassed 7.3 million with mobile driving 82% of total logins – Digital payments drove efficiency with more than 80% of transactions occurring in self-service channels 1 Active users reflect clients that have logged in using the mobile app over the prior 90 days 2 Digital transactions include transfers, Zelle, bill payments, mobile deposits, ACH, and wire transfers (in millions)

Performance highlights

$ in millions, except per share data

GAAP / Unadjusted	1Q25	4Q24	1Q24
Revenue	$4,947	$5,111	$4,871
Expense	$2,906	$3,035	$2,953
PPNR	$2,041	$2,076	$1,918
Net income available to common shareholders	$1,157	$1,216	$1,091
Diluted EPS	$0.87	$0.91	$0.81
Net interest margin	3.01%	3.07%	2.88%
ROTCE	12.3%	12.9%	16.3%
Efficiency ratio	59.3%	60.0%	61.3%
NCO ratio	0.60%	0.59%	0.64%
CET1 ratio	11.3%	11.5%	10.1%

		Change vs.	
Adjusted	**1Q25**	**4Q24**	**1Q24**
Revenue	$4,948	(3.2)%	1.6%
Expense	$2,868	(5.4)%	1.5%
PPNR	$2,080	—%	1.8%
Efficiency ratio	56.4%	(130) bps	20 bps

Earnings

- 1Q25 net income available to common shareholders of $1.2 billion, or $0.87 per share
  - Includes $0.02 per share of after-tax restructuring charges

Revenue

- Revenue declined 3.2% vs. 4Q24 primarily due to lower net interest income (two fewer days) and lower other income

Expenses

- Adjusted noninterest expense declined 5.4% vs. 4Q24, primarily driven by lower other expense, professional fees and outside processing, and equipment expense

Credit and capital

- Asset quality and capital metrics remained strong

Note: All data points are taxable-equivalent, where applicable
Current quarter regulatory capital information is preliminary
Non-GAAP and adjusted metrics, including ROTCE, exclude selected items. See appendix for non-GAAP reconciliations.

TRUIST

8

9 $309 $306 $303 $303 $306 $188 $187 $183 $182 $184 $121 $120 $120 $121 $123 6.38% 6.44% 6.41% 6.12% 5.97% Commercial LHFI Consumer and card LHFI Loans HFI yield (%) 1Q24 2Q24 3Q24 4Q24 1Q25 Average loans and leases HFI May not foot due to rounding Portfolio assignment based off loan purpose 5-quarter trend ($ in billions) Loan portfolio composition $306B Average loans 51% Commercial and industrial 6% CRE 3% Commercial construction 18% Residential mortgage 3% Home equity 8% Indirect auto 9% Other consumer 2% Credit card Average loan balances up 1.1% linked quarter driven by growth in C&I, residential mortgage, and indirect auto

10 Average deposits $389 $388 $384 $390 $280 $280 $278 $282 $286 $109 $108 $106 $108 $106 2.03% 2.09% 2.08% 1.89% 1.79% Interest-bearing deposits Noninterest-bearing deposits Total deposit cost (%) 1Q24 2Q24 3Q24 4Q24 1Q25 May not foot due to rounding 1 Cumulative beta calculations are based on change in average total deposit or interest-bearing deposit cost divided by the change in average Fed Funds from 4Q21 (up rate) and from 2Q24 (down rate) Deposit mix $392B Average deposits 35% Money market and savings 10% Time deposits 28% Interest checking 27% DDA 53% 54% 14% 40% 43% 38% 39% 14% 29% 30% Interest-bearing deposit beta Total deposit beta 1Q24 2Q24 3Q24 4Q24 1Q25 Up rate Down rate 5-quarter cumulative deposit beta trend1 5-quarter trend ($ in billions) $392 Average deposits up modestly linked quarter

Net interest income and net interest margin

NII decline in the first quarter largely impacted by two fewer days

5-quarter net interest income and net interest margin trend

($ in millions)



$3,425
2.88%
$3,580
3.02%
$3,657
3.12%
$3,641
3.07%
$3,555
3.01%
1Q24
2Q24
3Q24
4Q24
1Q25
Net interest income TE
Net interest margin (%)

Fixed rate asset repricing summary

($ in billions)



$135
5.46%
$124
2.92%[1]
$32
6.32%
$10
3.18%[1]
1Q25 avg. balances
Rest of year runoff[2]
Fixed rate loans
Securities
Average yield

- Net interest income expected to increase ~3% year-over-year vs. 2024 driven primarily by low single digit loan growth, fixed rate asset repricing, and three 25 bps reductions in the Fed Funds rate
- Benefit from fixed rate asset repricing is expected to be 40 to 50 bps lower than prior guidance based on lower medium-term interest rates

Swap portfolio overview

($ in billions)



$35
$49
Total wtd. avg. rate = 3.47%
Total wtd. avg. rate = 3.42%
($15)
($15)
3/31/25
Active receive-fixed
Fwd. starting receive-fixed
Pay-fixed < 3yrs.
Pay-fixed > 3yrs.

- Receive-fixed swaps designed to protect NII from lower short-end rates over the next few years *(designated against commercial loans and long-term debt)*
- Pay-fixed swaps designed to protect the economic value of the balance sheet and to manage future capital volatility *(designated against AFS securities)*

TRUIST

1 Investment securities yield excluding the impact of swaps
2 Runoff reflects contractual maturities and expected prepayments of investment securities and fixed rate loans that will be reinvested at higher interest rates based on the current forward curve
3 Excludes fixed rate loan portfolios with shorter maturities

11

Noninterest income

Noninterest income impacted by lower other income

Current trend
($ in millions)



$1,446
$224
$225
$323
$356
$318
1Q24
$1,470
$231
$237
$262
$345
$396
($1)
4Q24
$1,392
$220
$230
$273
$344
$326
($1)
1Q25
Wealth
Investment banking & trading
Service charges
Card and payments
All other noninterest income
Securities loss

Vs. linked quarter

- Noninterest income declined 5.3%, primarily driven by lower other income partially offset by higher investment banking and trading revenue
  - The decline in other income was related to lower income from certain equity and other investments
  - The increase in investment banking and trading revenue was driven by strong debt capital markets activity partially offset by lower trading income

Vs. like quarter

- Noninterest income declined 3.7% driven by:
  - Lower investment banking and trading income due to lower M&A and trading activity
  - Lower wealth management income due in part to the sale of Sterling Capital Management in July 2024

All other noninterest income includes mortgage banking income, lending related fees, operating lease income, and other income

TRUIST

12

Noninterest expense

Expenses remain well controlled

Current trend
($ in millions)


$2,953
$75
$51
$2,827
$3,035
$11
$3,032
($8)
$2,906
$38
$2,868
1Q24
4Q24
1Q25
Adj. noninterest expense (includes amortization)
Restructuring charges
FDIC special assessment

Vs. linked quarter

- Adjusted noninterest expense declined 5.4%, primarily driven by lower other expense, professional fees and outside processing, and equipment expense
  - Other expense decreased due to lower operating losses and lower insurance expense
  - Professional fees and outside processing expense decreased due to lower technology and risk infrastructure costs

Vs. like quarter

- Adjusted noninterest expense increased 1.5%, primarily driven by higher professional fees and outside processing partially offset by lower personnel expense
  - Professional fees and outside processing expense increased due to higher technology and risk infrastructure costs

Adjusted noninterest expense is a non-GAAP measure that excludes an FDIC special assessment and restructuring charges. See appendix for non-GAAP reconciliation.

TRUIST

13

14 0.45% 0.46% 0.48% 0.47% 0.48% 1Q24 2Q24 3Q24 4Q24 1Q25 $500 $451 $448 $471 $458 1Q24 2Q24 3Q24 4Q24 1Q25 $490 $442 $418 $453 $454 0.64% 0.58% 0.55% 0.59% 0.60% NCO NCO ratio 1Q24 2Q24 3Q24 4Q24 1Q25 Asset quality $4,803 $4,808 $4,842 $4,857 $4,870 ALLL ALLL ratio ALLL / NCO 1Q24 2Q24 3Q24 4Q24 1Q25 2.4x 1.56% 2.7x 1.57% 1.60% 2.9x Net charge-offs ($ in millions) Nonperforming loans / LHFI ($ in millions) 1.59% 2.7x ALLL ($ in millions) Provision for credit losses ($ in millions) Asset quality remained strong 1.58% 2.6x

15 7.0% 9.7% 9.6% 1Q24 4Q24 1Q25 10.1% 11.5% 11.3% 1Q24 4Q24 1Q25 – CET1 ratio decreased 20 bps vs. 12/31/24 as capital returned to shareholders, an increase in RWA, and the final CECL phase-in were partially offset by current quarter earnings – CET1 ratio including AOCI decreased 10 bps vs. 12/31/24 – Returned $1.2 billion of capital to shareholders in 1Q25 through our common stock dividend and $500 million of share repurchases – AOCI related to investment securities and pension decreased $500 million to $6.8 billion at 3/31/25 vs. $7.3 billion at 12/31/24 – Projected future earnings and $500 million2,3 of annual AOCI accretion create significant capacity for growth and capital return 9.9% Capital Capital actions and commentary $1.1 $0.6 $0.6 $0.6 $0.6 $0.6 CET1 ratio CET1 ratio (including AOCI)1 Current quarter regulatory capital information is preliminary 1 Includes the impact of AOCI related to securities and pension, as well as related changes to deferred tax 2 Post-tax AOCI impact based on current interest rates as of 3/31/25 and internal estimates. Includes AOCI for securities and pension. Excludes cash flow hedges, which are not included in capital ratios under Basel III impacts. 3 Pension AOCI held constant but can change with fluctuations in financial markets Well positioned for a wide array of economic environments

16 13.9% 2Q25 and 2025 outlook All data points are taxable-equivalent, where applicable Adjusted expenses exclude restructuring charges and other selected items Adjusted revenue excludes securities gains (losses) and other selected items See non-GAAP reconciliations in the appendix 1Q25 actuals 2Q25 outlook (compared to 1Q25) Adjusted revenue (TE): $4.9 billion Up 1 to 2% Adjusted expenses: $2.9 billion (includes amortization of intangibles) Up 2 to 3% (includes amortization of intangibles) Share repurchases: $500 million Up to $750 million Full year 2024 actuals Full year 2025 outlook (compared to FY 2024) Adjusted revenue (TE): $20.1 billion Up 1.5 to 2.5% Adjusted expenses: $11.7 billion (includes amortization of intangibles) Up ~1% (includes amortization of intangibles) 2025 implied operating leverage: 50 to 150 bps Net charge-off ratio: 59 bps ~60 bps 2025 tax rate: 17% effective; 20% FTE Updating outlook to reflect lower investment banking and trading activity and lower medium-term interest rates

17 Key takeaways Executing on strategic growth initiatives Driving positive operating leverage through revenue growth and expense discipline Investing in talent, technology, and risk infrastructure Maintaining credit and risk discipline Returning capital to shareholders 2025 strategic priorities

Appendix

Consumer and Small Business Banking

Represents Branch Banking, Digital Banking, Premier Banking, Small Business Banking, and National Consumer Lending

Metrics

Income statement ($ MM)	1Q25	vs. 4Q24	vs. 1Q24
Net interest income	$2,284	$(212)	$(193)
Allocated provision for credit losses	328	(19)	15
Noninterest income	503	(32)	6
Noninterest expense	1,663	(78)	77
Segment net income	$602	$(115)	$(214)
Balance sheet ($ B)			
Average loans[1]	$128	$1.0	$2.3
Average deposits	212	0.6	(1.4)
Other key metrics			
Net new checking accounts (k)	39	45	11
Digital sales as of % of total[2]	32.1%	60 bps	750 bps
Digital transactions as a % of total[3]	68.5%	140 bps	390 bps
Debit/credit card sales volumes ($ B)	$28	(5.0)%	2.8%

Commentary

- Net income of $602 million, compared to $717 million in the prior quarter
- Net interest income of $2.3 billion decreased by $212 million, or 8.5%, primarily driven by lower funding credit on deposits
  - Average loans of $128 billion increased 0.8% primarily driven by higher indirect auto and residential mortgage
  - Average deposits of $212 billion increased 0.3% primarily driven by money market & savings
- Provision for credit losses decreased $19 million, or 5.5%, primarily driven by lower reserve build compared to the prior quarter
- Noninterest income of $503 million decreased $32 million, or 6.0%, primarily driven by lower service charges, card and payment related fees due to seasonality and fewer days, and other income
- Noninterest expense of $1.7 billion decreased $78 million, or 4.5%, primarily driven by lower enterprise technology support expenses, operating charge-offs, amortization of intangibles, pension, and equipment expenses
- Debit and credit card spend decreased 5.0% due to normal seasonality with higher spend in the prior quarter, however volumes increased 2.8% vs. 1Q24
- Digital transaction share increased 140 bps with continued momentum moving transactions to low-friction, higher efficiency channels

(1) Excludes loans held for sale
(2) Digital sales defined as products opened through digital applications
(3) Digital transactions include transfers, Zelle, bill payments, mobile deposits, ACH, and wire transfers
Commentary reflects linked quarter comparisons

TRUIST

A-1

A-2 Wholesale Banking (1) Excludes loans held for sale Commentary reflects linked quarter comparisons – Net income of $888 million, compared to $975 million in the prior quarter – Net interest income of $1.6 billion decreased $7 million, or 0.4% – Average loans of $178 billion increased $2.3 billion, or 1.3%, primarily related to an increase in C&I balances – Average deposits of $145 billion decreased $0.6 billion, or 0.4%, related to expected seasonal outflows – Provision for credit losses of $131 million increased $8 million, or 6.5%, largely driven by growth in loan balances – Noninterest income of $949 million decreased $89 million, or 8.6%, primarily driven by timing/seasonality of project-based other income items – Noninterest expense of $1.3 billion in-line with 4Q24 expense – Total client assets decreased $4.1 billion, or 1.2% vs. 4Q24 primarily due to market driven declines in equities, which were partially offset by favorable movements in fixed-income values, as well as positive net asset flow Metrics Commentary Income statement ($ MM) 1Q25 vs. 4Q24 vs. 1Q24 Net interest income $1,593 $(7) $(23) Allocated provision for credit losses 131 8 (57) Noninterest income 949 (89) (31) Noninterest expense 1,301 2 (32) Segment net income $888 $(87) $22 Balance sheet ($ B) Average loans(1) $178 $2.3 $(4.4) Average deposits 145 (0.6) 2.7 Other key metrics ($ B) Total client assets $338 $(4.1) $(44) Represents Commercial & Corporate Banking, Investment Banking & Capital Markets, CRE, Wholesale Payments, and Wealth

A-3 Preferred dividend 2Q25 3Q25 4Q25 1Q26 Estimated dividends based on projected interest rates and amounts outstanding ($ MM) $60 $104 $59 $104 Estimates assume forward-looking interest rates as of 3/31/25. Actual interest rates could vary significantly causing dividend payments to differ from the estimates shown above.

Non-GAAP reconciliations

Adjusted Net Income and Diluted EPS

$ in millions, except per share data, shares in thousands

	Quarter Ended				
	March 31 2025	Dec. 31 2024	Sept. 30 2024	June 30 2024	March 31 2024
Net Income available to common shareholders from continuing operations	$ 1,157	$ 1,229	$ 1,333	$ (3,983)	$ 1,027
Securities (gains) losses	1	1	—	5,089	—
Charitable contribution	—	—	—	115	—
FDIC special assessment	—	(6)	(13)	11	57
Adjusted net income available to common shareholders from continuing operations[1]	$ 1,158	$ 1,224	$ 1,320	$ 1,232	$ 1,084
Net Income available to common shareholders from discontinued operations	$ —	$ (13)	$ 3	$ 4,809	$ 64
Accelerated TIH equity compensation expense	—	—	—	8	68
Gain on sale of TIH	—	—	(16)	(4,814)	—
Adjusted net income available to common shareholders from discontinued operations[1]	$ —	$ (13)	$ (13)	$ 3	$ 132
Net income available to common shareholders	$ 1,157	$ 1,216	$ 1,336	$ 826	$ 1,091
Adjusted net income available to common shareholders[1]	1,158	1,211	1,307	1,235	1,216
Weighted average shares outstanding - diluted (GAAP net income (loss) available to common shareholders)[2]	1,324,339	1,333,701	1,349,129	1,338,149	1,346,904
Weighted average shares outstanding - diluted (adjusted net income available to common shareholders)[2]	1,324,339	1,333,701	1,349,129	1,349,953	1,346,904
Diluted EPS from continuing operations[2]	$ 0.87	$ 0.92	$ 0.99	$ (2.98)	$ 0.76
Diluted EPS from continuing operations - adjusted[1][2]	0.87	0.92	0.98	0.91	0.80
Diluted EPS from discontinued operations[2]	—	(0.01)	—	3.60	0.05
Diluted EPS from discontinued operations - adjusted[1][2]	—	(0.01)	(0.01)	—	0.10
Diluted EPS[2]	0.87	0.91	0.99	0.62	0.81
Diluted EPS - adjusted[1][2]	0.87	0.91	0.97	0.91	0.90

(1) Adjusted net income available to common shareholders and adjusted diluted earnings per share are non-GAAP in that these measures exclude selected items, net of tax. Truist's management uses these measures in their analysis of Truist's performance. Truist's management believes these measures provide a greater understanding of ongoing operations and enhance comparability of results with prior periods, as well as demonstrate the effects of significant gains and charges. Diluted EPS impact for individual items may not foot to difference between GAAP diluted and adjusted EPS due to rounding.

(2) For periods ended with a net loss available to common shareholders from continuing operations, the calculation of GAAP diluted EPS uses the basic weighted average shares outstanding. Adjusted diluted EPS calculations include the impact of outstanding equity-based awards for all periods.

TRUIST

A-4

Non-GAAP reconciliations

Efficiency ratio and fee income ratio from continuing operations

$ in millions

	Quarter Ended				
	March 31 2025	Dec. 31 2024	Sept. 30 2024	June 30 2024	March 31 2024
Efficiency ratio numerator - noninterest expense - unadjusted	$ 2,906	$ 3,035	$ 2,927	$ 3,094	$ 2,953
Restructuring charges, net	(38)	(11)	(25)	(33)	(51)
Charitable contribution	—	—	—	(150)	—
FDIC special assessment	—	8	16	(13)	(75)
Adjusted noninterest expense including amortization of intangibles	2,868	3,032	2,918	2,898	2,827
Amortization of intangibles	(75)	(84)	(84)	(89)	(88)
Efficiency ratio numerator - adjusted noninterest expense excluding amortization of intangibles[2]	$ 2,793	$ 2,948	$ 2,834	$ 2,809	$ 2,739
Fee income numerator - noninterest income - unadjusted	$ 1,392	$ 1,470	$ 1,483	$ (5,212)	$ 1,446
Securities (gains) losses, net	1	1	—	6,650	—
Fee income numerator - adjusted noninterest income[2]	$ 1,393	$ 1,471	$ 1,483	$ 1,438	$ 1,446
Efficiency ratio and fee income ratio denominator - revenue[1] - unadjusted	$ 4,899	$ 5,060	$ 5,085	$ (1,685)	$ 4,818
Taxable equivalent adjustment	48	51	55	53	53
Securities (gains) losses	1	1	—	6,650	—
Efficiency ratio and fee income ratio denominator - adjusted revenue[1][2]	$ 4,948	$ 5,112	$ 5,140	$ 5,018	$ 4,871
Efficiency ratio - unadjusted	59.3 %	60.0 %	57.5 %	NM	61.3 %
Efficiency ratio - adjusted[2]	56.4	57.7	55.2	56.0	56.2
Fee income ratio - unadjusted	28.4 %	29.0 %	29.2 %	NM	30.0 %
Fee income ratio - adjusted[2]	28.2	28.8	28.9	28.7	29.7

(1) Revenue is defined as net interest income plus noninterest income
(2) The adjusted efficiency ratio is non-GAAP in that it excludes securities gains and losses, amortization of intangible assets, restructuring charges, and other selected items. Adjusted revenue and adjusted noninterest expense are related measures used to calculate the adjusted efficiency ratio. Additionally, the adjusted fee income ratio is non-GAAP in that it excludes securities gains and losses and other selected items, and is calculated using adjusted revenue and adjusted noninterest income. Adjusted revenue and adjusted noninterest income exclude securities gains and losses and other selected items. Adjusted noninterest expense excludes restructuring charges, and other selected items. Truist's management calculated these measures based on Truist's continuing operations. Truist's management uses these measures in their analysis of Truist's performance. Truist's management believes these measures provide a greater understanding of ongoing operations and enhance comparability of results with prior periods, as well as demonstrate the effects of significant gains and charges.

TRUIST

A-5

A-6 Non-GAAP reconciliations Pre-provision net revenue $ in millions (1) Pre-provision net revenue is a non-GAAP measure that adjusts net income determined in accordance with GAAP to exclude the impact of the provision for credit losses and provision for income taxes. Adjusted pre-provision net revenue is a non-GAAP measure that additionally excludes securities gains (losses), restructuring charges, and other selected items. Truist’s management calculated these measures based on Truist’s continuing operations. Truist’s management believes these measures provide a greater understanding of ongoing operations and enhance comparability of results with prior periods.   Quarter Ended   March 31 Dec. 31 Sept. 30 June 30 March 31 2025 2024 2024 2024 2024 Net income from continuing operations $ 1,261 $ 1,289 $ 1,439 $ (3,906) $ 1,133 Provision for credit losses 458 471 448 451 500 Provision for income taxes 274 265 271 (1,324) 232 Taxable-equivalent adjustment 48 51 55 53 53 Pre-provision net revenue(1) $ 2,041 $ 2,076 $ 2,213 $ (4,726) $ 1,918 Restructuring charges, net 38 11 25 33 51 Charitable contribution — — — 150 — FDIC special assessment — (8) (16) 13 75 Securities (gains) losses 1 1 — 6,650 — Pre-provision net revenue - adjusted(1) $ 2,080 $ 2,080 $ 2,222 $ 2,120 $ 2,044

Non-GAAP reconciliations

Calculations of tangible common equity and related measures

$ in millions, except per share data, shares in thousands

	As of / Quarter Ended				
	March 31 2025	Dec. 31 2024	Sept. 30 2024	June 30 2024	March 31 2024
Common shareholders' equity	$ 58,728	$ 57,772	$ 59,023	$ 57,154	$ 52,148
Less: Intangible assets, net of deferred taxes (including discontinued operations)	18,203	18,274	18,350	18,471	23,198
Tangible common shareholders' equity[(1)]	$ 40,525	$ 39,498	$ 40,673	$ 38,683	$ 28,950
Outstanding shares at end of period	1,309,539	1,315,936	1,327,521	1,338,223	1,338,096
Common shareholders' equity per common share	**$ 44.85**	**$ 43.90**	**$ 44.46**	**$ 42.71**	**$ 38.97**
Tangible common shareholders' equity per common share[(1)]	**30.95**	**30.01**	**30.64**	**28.91**	**21.64**
Net income available to common shareholders	$ 1,157	$ 1,216	$ 1,336	$ 826	$ 1,091
Plus: amortization of intangibles, net of tax (including discontinued operations)	57	64	64	68	84
Tangible net income available to common shareholders[(1)]	$ 1,214	$ 1,280	$ 1,400	$ 894	$ 1,175
Average common shareholders' equity	$ 58,125	$ 57,754	$ 58,667	$ 54,863	$ 52,167
Less: Average intangible assets, net of deferred taxes (including discontinued operations)	18,247	18,317	18,399	20,406	23,244
Average tangible common shareholders' equity[(1)]	$ 39,878	$ 39,437	$ 40,268	$ 34,457	$ 28,923
Return on average common shareholders' equity	**8.1 %**	**8.4 %**	**9.1 %**	**6.1 %**	**8.4 %**
Return on average tangible common shareholders' equity[(1)]	**12.3**	**12.9**	**13.8**	**10.4**	**16.3**

(1) Tangible common equity and related measures, including ROTCE and TBVPS, are non-GAAP measures that exclude the impact of intangible assets, net of deferred taxes, and their related amortization. These measures are useful for evaluating the performance of a business consistently, whether acquired or developed internally. Truist's management uses these measures to assess profitability, returns relative to balance sheet risk, and shareholder value. These measures are not necessarily comparable to similar measures that may be presented by other companies.

TRUIST

A-7